As filed with the Securities and Exchange Commission on November 19, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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VERITEX HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Texas	20-0973566
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
8214 Westchester Drive, Suite 800
Dallas, Texas 75225
(972) 349-6200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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C. Malcolm Holland, III
Chairman and Chief Executive Officer
Veritex Holdings, Inc.
8214 Westchester Drive, Suite 800
Dallas, Texas 75225
(972) 349-6200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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With copies to:

Christopher J. DeCresce
Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
(212) 841-1000
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Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer	Non-accelerated filer	Small reporting company Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.
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CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)
Primary Offering:
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Warrants(3)
Subscription Rights
Senior Debt Securities
Subordinated Debt Securities
Depositary Shares(4)
Purchase Contracts(5)
Purchase Units(6)
Units(7)

(1)An indeterminate number and aggregate initial offering price of securities of each identified class are being registered as may from time to time be offered by the registrant at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the conversion, exercise, settlement or exchange of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable on conversion, exercise, settlement or exchange of convertible or exchangeable securities.
(2)In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee, except for $15,907.91 that the registrant is entitled to offset pursuant to Rule 457(p) for fees paid with respect to unsold securities registered pursuant to the Registration Statement on Form S-3 (File No. 333-222165), which was declared effective on December 26, 2017. In connection with the securities offered hereby, except for the application of these previously-paid fees, the registrant will pay the registration fee on a pay-as-you-go basis pursuant to Rule 456(b).
(3)Includes warrants to purchase common stock, preferred stock, depositary shares or debt securities, or any combination of these securities.
(4)Each depositary share will be issued under a deposit agreement and will represent a fractional share or multiple shares of preferred stock.
(5)Purchase contracts may be issued separately or as purchase units.
(6)Purchase units may consist of a purchase contract and debt securities registered under this registration statement.
(7)Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered hereunder, which may or may not be separable from one another.

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2

PROSPECTUS
Veritex Holdings, Inc.
Common Stock
Preferred Stock
Warrants
Subscription Rights
Senior Debt Securities
Subordinated Debt Securities
Depositary Shares
Purchase Contracts
Purchase Units
Units

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We may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above. The securities listed above may be offered by us and/or may be offered and sold, from time to time, together or separately, in one or more offerings, by one or more selling stockholders to be identified in the future. The securities we may offer may be convertible into or exchangeable for other securities.
This prospectus provides a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the specific manner in which they may be offered. You should read this prospectus, the information incorporated by reference in this prospectus, the applicable prospectus supplement, including any information incorporated by reference therein, and any applicable free writing prospectus carefully before you invest in the securities described in the applicable prospectus supplement.
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
The securities may be offered directly by us or any selling stockholder on an immediate, continuous or delayed basis, through agents designated from time to time by us, to or through dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” for more information. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.
Our common stock is listed on The Nasdaq Global Market under the symbol “VBTX.”

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Investing in the securities involves certain risks. See “Risk Factors” beginning on page 5 of this prospectus and contained in our most recent Annual Report on Form 10-K and in each subsequently filed Quarterly Report on Form 10-Q, which are incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any securities issued by us.
These securities are not savings accounts, deposits or other obligations of any of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.
Neither the U.S. Securities and Exchange Commission (the “SEC”), nor any state securities commission, the FDIC, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
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The date of this prospectus is November 19, 2020.

4

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this automatic shelf registration statement, we may offer and sell any combination of the securities described in this prospectus from time to time in one or more offerings up to an indeterminate aggregate dollar amount. The securities we may offer may be convertible into or exchangeable for other securities.
This prospectus provides you with a general description of the securities we and/or one or more selling stockholders may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should read this prospectus and the applicable prospectus supplement and any related free writing prospectus together with additional information from the sources described in “Where You Can Find More Information” in this prospectus. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.
The registration statement of which this prospectus forms a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be obtained from the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.veritexbank.com. The reference to our website is not intended to be an active hyperlink and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.
The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
References to “we,” “us,” “our,” “Veritex” or the “Company” refer to Veritex Holdings, Inc. and its subsidiaries, unless the context otherwise requires, and references to “Veritex Bank” refer to Veritex Community Bank, National Association.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein) the documents listed below (File No. 001-36682), which are considered to be a part of this prospectus:
•our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April, 20, 2020, incorporated by reference therein);
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 7, 2020, August 5, 2020 and November 4, 2020, respectively;
•our Current Reports on Form 8-K (other than any items, exhibits or portions thereof furnished to, rather than filed with, the SEC) filed with the SEC on January 28, 2020, April 28, 2020, May 22, 2020, July 28, 2020 and October 5, 2020 and October 27, 2020; and
•the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on October 8, 2014, and any amendment or update that we may file with the SEC in the future for the purpose of updating the description of our common stock.
All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering will also be incorporated by reference into this prospectus and deemed to be a part hereof (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.
Any documents incorporated by reference into this prospectus are available without charge to you on the Internet at www.veritexbank.com or upon written or oral request by contacting Veritex Holdings, Inc., 8214 Westchester Driver, Suite 800, Dallas, Texas 75225, Attn: Corporate Secretary, telephone: (972) 349-6200. The reference to our website is not intended to be an active hyperlink and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.
Neither we, any selling shareholder nor any underwriter or agent have authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We and any selling shareholder are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the expected payment date of our quarterly cash dividend, impact of certain changes in our accounting policies, standards and interpretations, the effect of the COVID-19 pandemic and actions taken in response thereto, our future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. You should understand that the following important factors could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements:
•risks related to the concentration of our business in Texas, and specifically within the Dallas-Fort Worth metroplex and the Houston metropolitan area, including risks associated with any downturn in the real estate sector and risks associated with a decline in the values of single family homes in the Dallas-Fort Worth metroplex and the Houston metropolitan area;
•uncertain market conditions and economic trends nationally, regionally and particularly in the Dallas-Fort Worth metroplex and Texas, including as a result of the COVID-19 pandemic;
•risks related to the impact of the COVID-19 pandemic on our business and operations;
•possible additional loan losses and impairment of the collectability of loans, particularly as a result of the COVID-19 pandemic and the programs implemented by the Coronavirus Aid, Relief, and Economic Security Act, including its automatic loan forbearance provisions, and our Paycheck Protection Program lending activities;
•the effects of regional or national civil unrest;
•changes in market interest rates that affect the pricing of our loans and deposits and our net interest income;
•risks related to our strategic focus on lending to small to medium-sized businesses;
•the sufficiency of the assumptions and estimates we make in establishing reserves for potential loan losses;
•our ability to implement our growth strategy, including identifying and consummating suitable acquisitions;
•our ability to recruit and retain successful bankers that meet our expectations in terms of customer relationships and profitability;
•changes in our accounting policies, standards and interpretations;
•our ability to retain executive officers and key employees and their customer and community relationships;
•risks associated with our commercial real estate and construction loan portfolios, including the risks inherent in the valuation of the collateral securing such loans;
•risks associated with our commercial loan portfolio, including the risk for deterioration in value of the general business assets that generally secure such loans;
•our level of nonperforming assets and the costs associated with resolving problem loans, if any, and complying with government-imposed foreclosure moratoriums;

•potential changes in the prices, values and sales volumes of commercial and residential real estate securing our real estate loans;
•risks related to the significant amount of credit that we have extended to a limited number of borrowers and in a limited geographic area;
•our ability to maintain adequate liquidity (including in compliance with the finalized Basel III capital standards and the effect of the transition to the current expected credit loss methodology for allowances and related adjustments) and to raise necessary capital to fund our acquisition strategy and operations or to meet increased minimum regulatory capital levels;
•potential fluctuations in the market value and liquidity of our investment securities;
•the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;
•our ability to maintain an effective system of disclosure controls and procedures and internal control over financial reporting;
•risks associated with fraudulent and negligent acts by our customers, employees or vendors;
•our ability to keep pace with technological change or difficulties when implementing new technologies;
•risks associated with difficulties and/or terminations with third-party service providers and the services they provide;
•risks associated with unauthorized access, cyber-crime and other threats to data security;
•potential impairment on the goodwill we have recorded or may record in connection with business acquisitions;
•our ability to comply with various governmental and regulatory requirements applicable to financial institutions;
•the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, and economic stimulus programs;
•uncertainty regarding the future of the London Interbank Offered Rate and any replacement alternatives on our business;
•governmental monetary and fiscal policies, including the policies of the Federal Reserve Board;
•our ability to comply with supervisory actions by federal and state banking agencies;
•changes in the scope and cost of FDIC, insurance and other coverage; and
•systemic risks associated with the soundness of other financial institutions.
We urge you to consider all of these risks, uncertainties and other factors as well as those risks discussed in this prospectus, any applicable prospectus supplement and in the documents incorporated by reference herein and therein, including in our Annual Report on Form 10-K for the year ended December 31, 2019 (and in any of our documents with the SEC that are so incorporated), carefully in evaluating all such forward-looking statements made by us. As a result of these and other matters, including changes in facts, assumptions not being realized or other factors, the actual results relating to the subject matter of any forward-looking statement may differ materially from the anticipated results expressed or implied in any forward-looking statement. Any forward-looking statement made in this prospectus, any applicable prospectus supplement or in any report, filing, document or information incorporated by reference in this prospectus or any applicable prospectus supplement speaks only as of the date on which it is made. We undertake no obligation to update any such forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that these assumptions or bases have been chosen in good faith, and that they are reasonable. However, we caution you that assumptions as to future occurrences or results almost always vary from actual future occurrences or results, and the differences between assumptions and actual occurrences and results can be material. Therefore, we caution you not to place undue reliance on the forward-looking statements contained in this prospectus, any applicable prospectus supplement or in any report, filing, document or information incorporated by reference herein or therein.
THE COMPANY
Veritex Holdings, Inc. is a Texas corporation and bank holding company headquartered in Dallas, Texas. Through our wholly owned subsidiary, Veritex Bank, a Texas state chartered bank, we provide relationship-driven commercial banking products and services tailored to meet the needs of small to medium-sized businesses and professionals. Beginning at our inception, we initially targeted customers and focused our acquisitions primarily in the Dallas metropolitan area, which we consider to be Dallas and the adjacent communities in North Dallas. Our current primary market now includes the broader Dallas-Fort Worth metroplex, which also encompasses Arlington, and the Houston metropolitan area. As we continue to grow, we may expand to other metropolitan banking markets in Texas.
As of September 30, 2020, we had total assets of $8.7 billion and total liabilities of $7.5 billion. Our common stock is traded on the Nasdaq Global Market under the symbol “VBTX.” Our principal executive offices are located at 8214 Westchester Drive, Suite 800, Dallas, Texas 75225, and our telephone number is (972) 349-6200. Additional information about us and our subsidiaries may be found in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

RISK FACTORS
Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, as well as the information contained in any applicable prospectus supplement, you should carefully consider the risk factors contained in Part I, Item 1A under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference into this prospectus, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business, financial condition and results of operations.

USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes.
We will not receive any proceeds from the sale of securities by selling stockholders, except as otherwise stated in an applicable prospectus supplement.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for us by Covington & Burling LLP, New York, New York, and D. Woodard Glenn, P.C., Dallas, Texas. If legal matters are passed upon for the underwriters, dealers or agents, if any, such counsel will be named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities being registered hereby.

	Amount to be paid
SEC registration fee	$	(1)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Printing fees		(2)
Trustee and depositary fees and expenses		(2)
Blue sky fees and expenses		(2)
Rating agency fees		(2)
Listing fees and expenses		(2)
Miscellaneous		(2)
Total	$	(2)
(1)The registrant is registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee, except for $15,907.91 that the registrant is entitled to offset pursuant to Rule 457(p) for fees paid with respect to unsold securities registered pursuant to the Registration Statement on Form S-3 (File No. 333-222165), which was declared effective on December 26, 2017. In connection with the securities offered hereby, except for the application of these previously-paid fees, the registrant will pay the registration fee on a pay-as-you-go basis pursuant to Rule 456(b).
(2)Because an indeterminate amount of securities is covered by this registration statement, the expenses incurred in connection with the issuance and distribution of such securities are not currently determinable. The estimate of such expenses incurred in connection with securities to be offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
The Restated Certificate of Formation (with Amendments) (the "Certificate of Formation") and Third Amended and Restated Bylaws of Veritex Holdings, Inc. require the Company to indemnify officers and directors of the Company to the fullest extent permitted by Texas law. Generally, Title 1, Chapter 8 of the Texas Business Organizations Code (“TBOC”) permits a corporation to indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (i) acted in good faith, (ii) reasonably believed (a) in the case of conduct in such person’s official capacity as a director or officer of the corporation, that such person’s conduct was in the corporation’s best interest and (b) in other cases, that such person’s conduct was not opposed to the corporation’s best interests and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. In addition, the TBOC requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.
The Restated Certificate of Formation of the Company provides that a director of the Company will not be liable to the Company for monetary damages for an act or omission in the director’s capacity as a director, except to the extent not permitted by law. Texas law does not permit exculpation of liability in the case of: (i) a breach of the director’s duty of loyalty to the Company or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or which involves intentional misconduct or a knowing violation of law, (iii) a transaction from which the director receives an improper benefit, whether or not the benefit results from an action taken within the scope of the director’s office, or (iv) an act or omission for which the liability of a director is expressly provided by statute.
The Restated Certificate of Formation and Third Amended and Restated Bylaws of the Company permit the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company or agent of the Company who is or was serving at the request of the Company as a representative of another organization against any liability asserted against such person and incurred by such person in such a capacity or arising out of such person’s status as such a person, whether or not the Company would have the power to indemnify such person against that liability.
The Restated Certificate of Formation and Third Amended and Restated Bylaws of the Company were previously filed with the Securities and Exchange Commission (the “SEC”) and are incorporated by reference herein.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to the Company’s directors, officers or controlling persons pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
3.1
Restated Certificate of Formation (with Amendments) of Veritex Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 22, 2014).

3.2	Third Amended and Restated Bylaws of Veritex Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 25, 2017).
4.1
Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-198484) filed September 29, 2014).

4.2	Form of Preferred Stock Certificate.*
4.3	Form of Warrant Agreement and Certificate.*
4.4	Form of Subscription Rights (including form of Subscription Rights Certificate).*
4.5
Subordinated Indenture, dated as of October 5, 2020, by and between Veritex Holdings, Inc. and UMB Bank, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed October 5, 2020).

4.6	Form of Subordinated Debt Security.*
4.7
First Supplemental Indenture, dated as of October 5, 2020, between Veritex Holdings, Inc. and UMB Bank, N.A., as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed October 5, 2020).

4.8	Form of 4.125% Fixed-to-Floating Rate Subordinated Notes due 2030 (included in Exhibit 4.7).
4.9	Form of Senior Debt Indenture.**
4.10	Form of Senior Debt Security.*
4.11	Form of Depositary Agreement and Certificate.*
4.12	Form of Purchase Contract Agreement.*
4.13	Form of Unit Agreement and Unit Certificate.*
5.1	Opinion of Covington & Burling LLP.**
5.2	Opinion of D. Woodard Glenn, P.C.**
23.1	Consent of Grant Thornton LLP.**
23.2	Consent of Covington & Burling LLP (included in Exhibit 5.1).**
23.3	Consent of D. Woodard Glenn, P.C. (included in Exhibit 5.2).**
24.1	Powers of attorney (included on the signature pages herewith).**
25.1
Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of UMB Bank, N.A., as trustee for the Subordinated Debt Securities under the Subordinated Indenture.**

25.2	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, under the Senior Debt Indenture (to be filed separately under the electronic form type 305B2, if applicable).*

* To be filed as an exhibit to a report filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference or by post-effective amendment to this registration statement.
** Filed herewith.

Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 19, 2020.

VERITEX HOLDINGS, INC.
By:	/s/ C. Malcolm Holland, III C. Malcolm Holland, III Chairman and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes C. Malcolm Holland, III and Terry S. Earley, and each of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the United States Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed on the 19th day of November, 2020 by the following persons in the capacities indicated.

Name	Title
/s/ C. Malcolm Holland, III C. Malcolm Holland, III	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Terry S. Earley Terry S. Earley	Chief Financial Officer (Principal Financial and Principal Accounting Officer)

/s/ Pat S. Bolin Pat S. Bolin	Director
/s/ April Box April Box	Director
/s/ Blake Bozman Blake Bozman	Director

/s/ William D. Ellis William D. Ellis	Director
/s/ William E. Fallon William E. Fallon	Director

/s/ Ned N. Fleming, III Ned N. Fleming, III	Director

/s/ Mark C. Griege Mark C. Griege	Director
/s/ Gordon Huddleston Gordon Huddleston	Director

/s/ Steven D. Lerner Steven D. Lerner	Director

/s/ Manuel J. Mehos Manuel J. Mehos	Director

/s/ Gregory B. Morrison Gregory B. Morrison	Director

/s/ John T. Sughrue John T. Sughrue	Director